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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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COHERENT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 7, 2005

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT, INC., a Delaware corporation, will be held on April 7, 2005 at 5:30 p.m., local time, at our principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 1, 2005 (Proposal Two); and

3.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on February 11, 2005 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

John R. Ambroseo
President and Chief Executive Officer

Santa Clara, California
March 7, 2005

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

COHERENT, INC.
5100 PATRICK HENRY DRIVE
SANTA CLARA, CALIFORNIA 95054

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. for use at the Annual Meeting of Stockholders to be held at our principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, on April 7, 2005 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about March 7, 2005 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on February 11, 2005 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 30,664,387 shares of our Common Stock, $0.01 par value, were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to us at our principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Attendance at the Annual Meeting

All stockholders of record as of the Record Date may attend the Annual Meeting. Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending.

Voting and Costs of Solicitation

On all matters, other than the election of directors, each share has one vote. See “Election of Directors—Vote Required” for a description of your cumulative voting rights with respect to the election of directors.

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. As stated above, you may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person: Come to the Annual Meeting and we will give you a ballot at the time of voting;

•	To vote using the proxy card: Simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxies will vote your shares as you direct;

•	To vote over the telephone: Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on April 6, 2005 to be counted.

•	To vote on the Internet: go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on April 6, 2005 to be counted.

If you return a signed and dated proxy card without marking any voting directions, your shares will be voted:

•	“For” the election of all nine nominees for director, provided that in the event cumulative voting occurs, the proxy holders will cumulate votes using their judgment so as to have as many of the nominees set forth herein elected as director; and

•	“For” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 1, 2005.

If any other matter is properly presented at the Annual Meeting, your proxy holders (one of the individuals named on your proxy card) will vote your shares in their discretion.

The cost of this solicitation will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Our Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders that are intended to be presented by such stockholders at the 2006 Annual Meeting must be received by us no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the 2006 Annual Meeting and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The attached proxy card grants to the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting of Stockholders. Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under the federal securities laws, for such a matter to be deemed properly presented by a stockholder at our 2006 Annual Meeting, timely notice must be delivered to us at our principal executive offices to the attention of Scott H. Miller, our Senior Vice President and General Counsel, not later than November 7, 2005. Any notice of such a stockholder proposal delivered to us after such date will be deemed untimely.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Coherent stock account, we are delivering only one set of the proxy solicitation materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. We will promptly deliver, upon written or oral request, a separate copy of the annual report or this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. To obtain an additional copy, you may write us at 5100 Patrick Henry Drive, Santa Clara, California 95054, Attn: Investor Relations.

Further Information

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of Coherent’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004 without exhibits and all amendments thereto on Form 10-K/A upon request of the stockholder made in writing to Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, California 95054, Attn: Investor Relations. We will also furnish any exhibit to the Annual Report on Form 10-K if specifically requested. You can also access our Securities and Exchange Commission (“SEC”) filings, including our Annual Report on Form 10-K and all amendments thereto filed on Form 10-K/A, on the SEC website at www.sec.gov.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

Nine (9) members of our Board of Directors are to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible, and the specific nominees to be voted for will be determined by the proxy holders.

We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified or until his earlier resignation or removal. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer.

The names of the nominees, all of whom are currently directors, and certain information about them as of the Record Date, are set forth below. All of the nominees have been recommended for nomination by a majority of the independent directors of the Board of Directors acting on the recommendation of the Governance and Nominating Committee of the Board of Directors. There are no family relationships among directors or executive officers of Coherent, Inc. In 2004, the Governance and Nominating Committee of the Board of Directors engaged and paid fees to Korn-Ferry International in connection with seeking and evaluating candidates for nomination to the Board of Directors. Korn-Ferry International identified Garry W. Rogerson and Sandeep Vij as candidates for nomination to the Board of Directors.

Name	Age	Director Since	Principal Occupation
Bernard J. Couillaud, PhD	60	1996	Chairman of the Board of Directors, Retired President and Chief Executive Officer
Henry E. Gauthier (2)(3)	64	1983	Vice Chairman of the Board of Directors, President of Reliant Technologies, Inc.
John R. Ambroseo, PhD	43	2002	President and Chief Executive Officer
Charles W. Cantoni (2)(3)	69	1983	Retired President and Chief Executive Officer of Alara, Inc.
John H. Hart (1)(3)	59	2000	Retired Sr. Vice President and Chief Technical Officer, 3Com Corporation
Lawrence Tomlinson (1)(2)	64	2003	Retired Senior Vice President and Treasurer of Hewlett-Packard
Robert J. Quillinan	57	2001	Retired Executive Vice President and Chief Financial Officer
Garry W. Rogerson, PhD (1)	52	2004	President and Chief Executive Officer of Varian, Inc.
Sandeep Vij	39	2004	Vice President of Worldwide Marketing for Xilinx, Inc.

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Governance and Nominating Committee.

Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any of our directors or executive officers.

Dr. Couillaud has served as Chairman of the Board of Directors since October 2002 and as a member of the Board of Directors since July 1996. He served as Coherent’s President and Chief Executive Officer from July 1996 through September 2002. He served as Vice President and General Manager of Coherent Laser Group from March 1992 to July 1996. From July 1990 to March 1992, he served as Manager of the Advanced Systems Business Unit, and from September 1987 to 1990, he served as Director of Research and Development for the Coherent Laser Group. From November 1983, when he joined Coherent, to September 1987, Dr. Couillaud held various managerial positions. Dr. Couillaud received his PhD in Physics from Bordeaux University, Bordeaux, France.

Mr. Gauthier has served as President of Reliant Technologies, Inc., a manufacturer of medical laser systems, since February 1, 2005. He has served as Vice Chairman of the Board of Directors since October 2002. He served as Chairman of the Board of Directors from February 1997 to October 2002. Mr. Gauthier retired as President of the Company on July 1, 1996. Since July 1996 Mr. Gauthier has served as a principal at Gauthier Consulting.

Dr. Ambroseo has served as our President and Chief Executive Officer as well as a member of the Board of Directors since October 2002. Dr. Ambroseo served as our Chief Operating Officer from June 2001 through September 2002. Dr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Photonics Group from September 2000 to June 2001. From September 1997 to September 2000, Dr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Laser Group. From March 1997 to September 1997, Dr. Ambroseo served as our Scientific Business Unit Manager. From August 1988, when Dr. Ambroseo joined us, until March 1997, he served as a Sales Engineer, Product Marketing Manager, National Sales Manager and Director of European Operations. Dr. Ambroseo received his PhD in Chemistry from the University of Pennsylvania.

Mr. Cantoni was President and Chief Executive Officer of Alara, Inc., a privately held company manufacturing products for the medical imaging market, from August 2003 until December 2004. From June 1998 until July 2003 he was the owner of Cantoni Consulting, a company providing management and medical marketing consulting services. Prior to founding Cantoni Consulting, Mr. Cantoni was Vice President, Quinton Instruments, Inc., a manufacturer of medical instrumentation products, a position he held from October 1994 until June 1998.

Mr. Hart retired from 3Com Corporation in September 2000. From September 2000 until September 2001 he was a Fellow at 3Com. In September of 2000, he retired as Senior Vice President and Chief Technical Officer of 3Com Corporation, a position he had held since August 1996. From the time Mr. Hart joined 3Com in September 1990 until July 1996, he was Vice President and Chief Technical Officer. Prior to joining 3Com, Mr. Hart worked for Vitalink Communications Corporation for seven years, where his most recent position was Vice President of Network Products. Mr. Hart serves on the board of directors of PLX Technologies, Inc. and Clearspeed Technology, PLC.

Mr. Tomlinson retired from the Hewlett-Packard Company, an information technology company, in June 2003. Mr. Tomlinson held various management and executive positions at Hewlett-Packard from 1965 to 2003. From 1993 to June 2003, Mr. Tomlinson served as Hewlett-Packard’s Treasurer, from 1996 to 2002 he served as a Vice President of Hewlett- Packard and from 2002 to June 2003 served as a Senior Vice President of Hewlett-Packard. Mr. Tomlinson is a member of the board of directors of Salesforce.com, Inc. and Therma-Wave, Inc.

Mr. Quillinan retired in May 2003. He served as our Executive Vice President, Mergers and Acquisitions from April 2002 through April 2003 and as a member of our Board of Directors since June 2001. Mr. Quillinan served as our Executive Vice President and Chief Financial Officer from July 1984 through March 2002. Mr. Quillinan served as Vice President and Treasurer from March 1982 to July 1984 and as Corporate Controller from May 1980 to March 1982.

Dr. Rogerson has been President and Chief Executive Officer of Varian, Inc., a major supplier of scientific instruments and consumable laboratory supplies, vacuum products and services and contract electronic manufacturing services, since 2002 and 2004, respectively. Dr. Rogerson served as the Varian’s Chief Operating Officer from 2002 to 2004, as Senior Vice President, Scientific Instruments from 2001 to 2002, and as Vice President, Analytical Instruments from 1999 to 2001. Dr. Rogerson also serves on the board of directors of Varian, Inc.

Mr. Vij has held the position of Vice President of Worldwide Marketing for Xilinx Inc., a programmable logic device company, where he is responsible for worldwide marketing activities across all divisions, products, end markets, partners, channels and geographies since 2001. From 1997 to 2001, he served as Vice President and General Manager of the General Products Division at Xilinx where he held profit and loss responsibility for the Spartan Series FPGA’s (Field Programmable Gate Arrays). Mr. Vij joined Xilinx in 1996 as Director of FPGA marketing.

Independence of the Board of Directors

The Board of Directors has determined that all directors other than Dr. Couillaud, Dr. Ambroseo and Mr. Quillinan are “independent directors” as defined in the listing standards of the NASDAQ Stock Market.

Board Meetings and Committees

The Board of Directors held a total of five (5) meetings during the fiscal year ended October 2, 2004. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. All directors are also encouraged, but not required to attend our Annual Meeting of Stockholders. All of the then current members of the Board of Directors attended last year’s Annual Meeting of Stockholders.

The Audit Committee of the Board of Directors consists of directors Cantoni, Tomlinson and Gauthier. The Audit Committee held eight (8) meetings during the last fiscal year. Among other things, the Audit Committee has the sole authority for appointing and supervising our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles and our system of internal accounting controls. All of the members of the Audit Committee are “independent” as defined under rules promulgated by the SEC and qualify as independent directors under the marketplace rules of the Nasdaq Stock Market for Audit Committee members. The Board has determined that directors Cantoni, Tomlinson and Gauthier are “audit committee financial experts” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. A copy of the Audit Committee’s charter was included as an appendix to our proxy statement for the year ended September 28, 2002. A copy of the Audit Committee charter, including any updates thereto, is available on our website at www.coherent.com.

The Compensation Committee of the Board of Directors consists of directors Hart, Rogerson and Tomlinson and held two (2) meetings during the last fiscal year. The Compensation Committee reviews and approves our executive compensation policy and grants stock options to our employees, including officers, pursuant to our stock option plans. All of the members of the Compensation Committee are “independent” as defined under the marketplace rules of the Nasdaq Stock Market.

The Governance and Nominating Committee consists of directors Cantoni, Hart and Gauthier. The Governance and Nominating Committee held two (2) meetings during the last fiscal year. The Governance and Nominating Committee reviews and approves nominees for positions as directors. All of the members of the Governance and Nominating Committee are “independent” as defined under the marketplace rules of the Nasdaq Stock Market. The Governance and Nominating Committee charter is available on our website at www.coherent.com.

The Governance and Nominating Committee will consider nominees recommended by stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to us at our principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel), and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and us within the last three years, evidence of the nominating person’s ownership of our Common Stock, a written indication by the candidate of her or his willingness to serve if elected, and a written statement in support of the candidate including comments as to the candidate’s character, judgment, age, business experience and other commitments. For a stockholder recommendation to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals. In the event a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC. See “Information Concerning Solicitation and Voting—Deadline for Receipt of Stockholder Proposals.”

The Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it approves as director nominees, are as follows:

•	the Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors;

•	the Governance and Nominating Committee reviews the qualifications of any candidates who have been properly recommended by a stockholder, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Governance and Nominating Committee determines, a search firm. Such review may, in the Governance and Nominating Committee’s discretion, include a review solely of information provided to the Governance and Nominating Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Governance and Nominating Committee deems proper;

•	the Governance and Nominating Committee shall evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders;

•	the Governance and Nominating Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. Except as may be required by rules promulgated by Nasdaq or the SEC, it is the current belief of the Governance and Nominating Committee that there are no specific, minimum qualifications that must be met by any candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Governance and Nominating Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Governance and Nominating Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. While the Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Governance and Nominating Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase the overall effectiveness of the Board of Directors, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members;

•	in evaluating and identifying candidates, the Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm; and

•	after such review and consideration, the Governance and Nominating Committee recommends the slate of director nominees, and the independent directors of the Board of Directors approve the final slate.

The Governance and Nominating Committee will endeavor to notify, or cause to be notified, all director candidates, including those recommended by a stockholder, of its decision as to whether to nominate such individual for election to the Board of Directors.

Stockholder Communication with the Board of Directors

We believe that management speaks for Coherent. Any stockholder may contact any of our directors by writing to them by mail c/o Scott H. Miller, Senior Vice President and General Counsel at our principal executive offices, the address of which appears on the cover of this proxy statement.

Any stockholder may report to us any complaints regarding accounting, internal accounting controls, or auditing matters. Any stockholder who wishes to so contact us should send such complaints to the Audit Committee c/o Scott H. Miller, Senior Vice President and General Counsel at our principal executive offices, the address of which appears on the cover of this proxy statement.

Any stockholder communications that the Board of Directors is to receive will first go to our Senior Vice President and General Counsel, who will log the date of receipt of the communication as well as the identity and contact information of the correspondent in our stockholder communications log.

Our Senior Vice President and General Counsel will review, summarize and, if appropriate, investigate the complaint under the direction of the appropriate committee of the Board of Directors in a timely manner. A member of the Audit Committee, or the Audit Committee as a whole, will then review the summary of the communication, the results of the investigation, if any, and, if appropriate, the draft response. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that the General Counsel maintains with respect to all stockholder communications.

Director Compensation

In fiscal year 2004, members of the Board of Directors who were not employees of the Company received $20,000 plus $2,000 per board meeting attended plus $1,000 per committee meeting attended. The Chairman of the Audit Committee received $3,000 per Audit Committee meeting attended. All members of the Board of Directors who were not employees of the Company were reimbursed for their expenses incurred in attending such meetings.

The Company’s 1990 Directors’ Stock Option Plan (the “Directors’ Option Plan”) was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990. The Directors’ Option Plan terminated on December 8, 1999 and no further options will be granted under this plan.

Two non-employee directors each have been granted options to purchase 65,000 shares of the Company’s common stock under the Directors’ Option Plan at a weighted average exercise price of $11.62 per share. One non-employee director has been granted options to purchase 30,000 shares of the Company’s common stock under such plan at a weighted average exercise price of $21.33 per share. As of the fiscal year ended October 2, 2004, options have been granted to purchase 295,000 shares under the Directors’ Option Plan.

The Company’s 1998 Directors’ Stock Option Plan (the “1998 Directors’ Plan”) was adopted by the Board of Directors on November 24, 1998 and was approved by the stockholders on March 17, 1999. The 1998 Directors’ Plan was amended by the stockholders on March 23, 2003. As of February 7, 2005, 90,000 shares were reserved for issuance thereunder. Under the terms of the 1998 Directors’ Plan, the number of shares reserved for issuance thereunder is increased each year by the number of shares necessary to restore the total number of shares reserved to 150,000 shares. The 1998 Director’s Plan replaced the Directors’ Option Plan which expired on December 8, 1999. The 1998 Directors’ Plan provides for the automatic and non-discretionary grant of a non-statutory stock option to purchase 30,000 shares of the Company’s common stock to each non-employee director on the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a non-statutory stock option to purchase 12,000 shares of common stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is reelected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the common stock on the date of grant of the options.

Three non-employee directors have each been granted options to purchase 48,000 shares of the Company’s common stock under such plan at a weighted average exercise price of $30.32 per share. One non-employee director has been granted options to purchase 63,000 shares of the Company’s common stock under such plan at a weighted average exercise price of $34.63 per share. One non-employee director has been granted options to purchase 30,000 shares of the Company’s common stock under such plan at a weighted average exercise price of $26.70 per share. Three non-employee directors have been granted options to purchase 42,000 shares of the Company’s common stock under such plan at a weighted average exercise price of $24.74 per share. As of the fiscal year ended October 2, 2004, options have been granted to purchase an aggregate of 404,000 shares under the 1998 Directors’ Plan.

The following table shows options granted to each director of the Company during the last fiscal year. All options were granted under the 1998 Directors’ Plan:

Option Grants to Directors During Last Fiscal Year

Name	Number of Options
Bernard J. Couillaud, PhD	42,000
Henry E. Gauthier	12,000
Charles W. Cantoni	12,000
Frank P. Carrubba, PhD (1)	12,000
John H. Hart	12,000
Robert J. Quillinan	12,000
Garry W. Rogerson, PhD	30,000
Lawrence Tomlinson	12,000

(1)	Dr. Carrubba resigned from the Company’s Board of Directors on November 17, 2004.

As of February 7, 2005, 49,500 shares had been issued on exercise of such options by non-employee directors. 25,000 shares issued on exercise were under the 1990 Directors’ Plan and 24,500 shares issued on exercise were under the 1998 Directors’ Plan.

The following table shows, as to each non-employee director, information concerning options exercised under the Directors’ Option Plan during the last fiscal year:

Option Exercises in Last Fiscal Year by Directors

Name	Shares Acquired on Exercise	Value Realized (1)
Bernard J. Couillaud, PhD	—	—
Henry E. Gauthier	5,000	$13,138
Charles W. Cantoni	5,000	21,656
Frank P. Carrubba, PhD	5,000	15,888
John H. Hart	4,500	29,385
Robert J. Quillinan	—	—
Jerry E. Robertson, PhD	—	—
Lawrence Tomlinson	—	—

(1)	The value realized is calculated based on closing price of the Company’s Common stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

Compensation Committee Interlocks and Insider Participation

Directors Hart, Rogerson, Tomlinson and Gauthier served on our Compensation Committee during our last fiscal year. Mr. Gauthier is no longer a member of the Compensation Committee. None of the members of the Compensation Committee has been or is an officer or employee of Coherent. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or Compensation Committee. No member of our Board of Directors is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Vote Required

Every stockholder voting for the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled. Alternatively, a stockholder may distribute his or her votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than nine candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless (i) such candidate’s name has been properly placed in nomination for election at the Annual Meeting prior to the voting and (ii) the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder’s votes. If cumulative voting occurs at the meeting and you do not specify how to distribute your votes, your proxy holders (the individuals named on your proxy card) will cumulate votes using their judgment.

If a quorum is present, the nine nominees receiving the highest number of votes will be elected to the Board of Directors. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE NINE NOMINEES HEREIN

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending October 1, 2005, and recommends that stockholders vote for ratification of such appointment. Deloitte & Touche LLP has audited our financial statements since the fiscal year ended September 25, 1976. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table sets forth fees for services Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) provided during fiscal years 2004 and 2003:

	2004	2003
Audit fees (1)	$1,409,000	$1,012,000
Audit-related fees (2)	$179,000	$152,000
Tax fees (3)	$255,000	$479,000
All other fees (4)	$232,000	$67,000
Total	$2,075,000	$1,710,000

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for assurance services related to the audit of our financial statements and for services in connection with audits of our benefit plans.

(3)	Represents fees for services provided in connection with domestic and international tax planning, tax due diligence associated with our acquisition activities and international tax compliance.

(4)	Represents fees for services provided to us not otherwise included in the categories above, including services provided in connection with our expatriate relocation programs, and other miscellaneous items.

The Audit Committee has determined that the provision of non-audit services by Deloitte is compatible with maintaining Deloitte’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Deloitte. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During fiscal year 2004, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 1, 2005.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING OCTOBER 1, 2005.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of February 7, 2005 certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Unless otherwise indicated, the address of each stockholder in the table below is c/o Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, California 95054.

Name and Address	Number of Shares (1)	Percent of Total
Franklin Resources, Inc. (2) One Franklin Pkwy. San Mateo, CA 94403	2,871,626	9.4%
PRIMECAP Management Company (2) 225 S. Lake Ave, Suite 400 Pasadena, CA 91101	2,428,950	7.9%
Dimension Fund Advisors (2) 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401	1,991,267	6.5%
Barclays Global Investors, N.A. (2) 45 Fremont St. San Francisco, CA 94105	1,568,273	5.1%
John Ambroseo, PhD (3)	357,127	1.2%
Helene Simonet (4)	122,532	*
Vittorio Fossati-Bellani (5)	119,005	*
Ronald A. Victor (6)	39,341	*
Luis Spinelli (7)	36,983	*
Bernard Couillaud, PhD (8)	357,185	1.2%
Charles W. Cantoni (9)	29,000	*
Henry E. Gauthier (10)	77,330	*
John H. Hart (11)	34,000	*
Robert J. Quillinan (12)	140,616	*
Garry Rogerson, PhD	10,000	*
Lawrence Tomlinson	0	*
Sandeep Vij	0	*
All directors and executive officers as a group (16 persons) (13)	1,402,827	4.4%

*	Represents less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Coherent Common Stock subject to options held by that person that are currently exercisable or will be exercisable on or before April 8, 2005, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on a Schedule 13f for report period September 30, 2004 as filed with the SEC.

(3)	Includes 315,500 shares issuable upon exercise of options held by Dr. Ambroseo which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(4)	Includes 118,333 shares issuable upon exercise of options held by Ms. Simonet which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(5)	Includes 116,000 shares issuable upon exercise of options held by Dr. Vittorio Fossati-Bellani which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(6)	Includes 36,333 shares issuable upon exercise of options held by Mr. Victor which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(7)	Includes 34,333 shares issuable upon exercise of options held by Mr. Spinelli which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(8)	Includes 330,000 shares issuable upon exercise of options held by Dr. Couillaud which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(9)	Includes 24,000 shares issuable upon exercise of options held by Mr. Cantoni which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(10)	Includes 24,000 shares issuable upon exercise of options held by Mr. Gauthier which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(11)	Includes 29,500 shares issuable upon exercise of options held by Mr. Hart which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(12)	Includes 116,000 shares issuable upon exercise of options held by Mr. Quillinan which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

(13)	Includes an aggregate of 1,210,332 options which are currently exercisable or will become exercisable within 60 days of February 7, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by us, and on written representations from certain reporting persons that no other reports were required for such persons, we believe that, during fiscal 2004, our officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Executive Officers

The names, ages and titles of our Chief Executive Officer and each of our other executive officers as of February 7, 2005 are set forth below.

Name	Age	Office Held
John R. Ambroseo, PhD	43	President and Chief Executive Officer
Helene Simonet	52	Executive Vice President and Chief Financial Officer
Michael Cumbo, PhD	45	Executive Vice President and General Manager, Optical Technologies
Paul Meissner, PhD	41	Executive Vice President and General Manager, Laser Systems
Luis Spinelli	57	Executive Vice President and Chief Technology Officer
Vittorio Fossati-Bellani	57	Executive Vice President and Chief Marketing Officer
Ronald A. Victor	60	Executive Vice President, Human Resources
Dennis C. Bucek	59	Senior Vice President, Treasurer and Assistant Secretary
Scott H. Miller	50	Senior Vice President and General Counsel

There are no family relationships between any of the executive officers and directors.

Dr. Ambroseo’s biographical information can be found above under Proposal One—Election of Directors—Nominees.

Ms. Simonet has served as our Executive Vice President and Chief Financial Officer since April 2002. Ms. Simonet served as Vice President of Finance of our former Medical Group and Vice President of Finance, Photonics Division from December 1999 to April 2002. Prior to joining Coherent, she spent over twenty years in senior finance positions at Raychem Corporations’ Division and Corporate organizations, including Vice President of Finance of the Raynet Corporation. Her last assignment was that of Chief Information Officer for Raychem. Ms. Simonet has both a masters and bachelor degree from the University of Leuven, Belgium.

Dr. Cumbo joined the Company in July 2004 and serves as our Executive Vice President and General Manager, Optical Technologies. Dr. Cumbo has over twenty years of experience in the optics and photonics fields. Prior to joining the Company, Dr. Cumbo was at JDS Uniphase through 2003 in which his last position there was as Vice President and General Manager of JDS Uniphase’s commercial laser division. Prior to joining JDS Uniphase, Dr. Cumbo served as the Chief Technical Officer of Optical Coating Laboratory, Inc. from 1999 to 2000. Dr. Cumbo attended the University of Rochester where he earned a bachelor in physics and a masters and Ph.D. in optics. In addition, he holds a second masters degree in electrical engineering from the Rochester Institute of Technology.

Dr. Meissner joined the Company in July 2004 and serves as our Executive Vice President and General Manager, Laser Systems. Dr. Meissner has over fifteen years of technology leadership experience with the majority of those years having been spent in the semiconductor capital equipment industry. Prior to joining the Company, Dr. Meissner was Vice President and General Manager for KLA-Tencor Corporation from 2003. Prior to joining KLA-Tencor, he spent nine years (1994-2003) with Applied Materials, Inc. in a number of senior management positions leading to his appointment as Vice President and General Manager of their Thermal Systems and Modules Group. His last assignment at Applied Materials was as Vice President of Strategy and New Business Development. Dr. Meissner holds an undergraduate degree from the University of California, Berkeley in materials science and engineering, and he obtained both his masters and doctorate degrees in materials science and engineering from Stanford University.

Mr. Spinelli has served as our Executive Vice President and Chief Technology Officer since March 2004. Mr. Spinelli joined the Company in May 1985 and has since held various engineering and managerial positions, including his most recent position as Vice President for Corporate Research and Chairman of the Company’s Technical Advisory Board (since October 2002). Mr. Spinelli led the Company’s Advanced Research Unit from its inception in 1998, whose charter is to identify and evaluate new and emerging technologies of interest for the

Company across a range of disciplines in the laser field. Mr. Spinelli has been instrumental in the development of a number of the Company’s technologies and products and also holds nineteen patents in various areas of laser technology. Mr. Spinelli holds a degree in Electrical Engineering from the University of Buenos Aires, Argentina with post-graduate work at the Massachusetts Institute of Technology.

Dr. Fossati-Bellani has served as our Executive Vice President and Chief Marketing Officer since November 2002. Dr. Fossati-Bellani served as our Executive Vice President and as President and General Manager of the Coherent Telecom-Actives Group from September 2000 through November 2002. From September 1997 to September 2000, Dr. Fossati-Bellani served as our Executive Vice President and as President and General Manager of the Coherent Semiconductor Group. From May 1992 to September 1997, Dr. Fossati-Bellani served as our Diode Laser Business Unit Manager. From December 1979, when he joined our Italian office, to May 1992, Dr. Fossati-Bellani served in the capacity of Scientific Sales Engineer, Product Manager, Director of Marketing, Director of Business Development, Scientific Business Unit Manager and Diode Laser Business Unit Manager for the Coherent Laser Group. Dr. Fossati-Bellani received his Doctorate degree in Physics from the University of Milano, Italy.

Mr. Victor has served as our Executive Vice President of Human Resources since May 2000. From August 1999 to May 2000, he was our Corporate Vice President of Human Resources. He was Vice President of Human Resources for the Coherent Medical Group from September 1997 to August 1999. Between November 1996 and September 1997, he was Vice President Human Resources for Netsource Communication, Inc., an internet advertisement and communication company. From November 1995 to November 1996, Mr. Victor served as Vice President of Human Resources for Micronics Computers, Inc., a manufacturer of computer components. Between January 1982 and September 1995 he was a Vice President of Human Resources at Syntex, a pharmaceutical company. Mr. Victor received a BA degree from American International College and a MA degree from Springfield College.

Mr. Bucek has served as our Senior Vice President, Treasurer and Assistant Secretary since August 1985. He received his BA degree from Mankato State University and is a certified public accountant.

Mr. Miller has served as our General Counsel since October 1988 and as Senior Vice President since March 1994. Mr. Miller received a BA degree in Economics from UCLA and a JD degree from Stanford Law School.

Summary Compensation

The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or executive officer, as the case may be, during any part of such fiscal year):

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Awards Options (#)	All Other Compensation ($)
John R. Ambroseo, PhD President and Chief Executive Officer	2004 2003 2002	$465,437 431,853 380,016	$424,567 229,429 117,781	150,000 150,000 257,500	$104,689 24,429 22,191	(1)

Helene Simonet Executive Vice President and Chief Financial Officer	2004 2003 2002	$291,699 274,237 215,103	$166,927 95,014 47,985	70,000 75,000 100,000	$ 19,543 18,015 15,345	(2)

Vittorio Fossati-Bellani Executive Vice President and Chief Marketing Officer	2004 2003 2002	$280,010 280,010 280,010	$148,554 46,429 60,479	— 40,000 50,000	$ 20,114 20,114 19,481	(3)

Ronald A. Victor Executive Vice President Human Resources	2004 2003 2002	$216,360 212,514 212,514	$94,398 24,818 34,029	25,000 25,000 25,000	$ 40,651 14,153 19,655	(4)

Luis Spinelli (5) Executive Vice President and Chief Technology Officer	2004	$218,477	$85,630	40,000	$ 14,061	(6)

(1)	Includes $26,599 contributed by the Company under defined contribution plans, $1,058 in life insurance benefits, a $72,117 buyout of accrued vacation and $4,915 of value received from the purchase of a Company car for less than the then current fair market value.

(2)	Includes $18,057 contributed by the Company under defined contribution plans and $1,486 in life insurance benefits.

(3)	Includes $17,477 contributed by the Company under defined contribution plans and $2,637 in life insurance benefits.

(4)	Includes $12,982 contributed by the Company under defined contribution plans, $2,799 in life insurance benefits and $24,870 of value received from the purchase of a Company car for less than the then current fair market value.

(5)	Mr. Spinelli became an executive officer in March 2004.

(6)	Includes $12,069 contributed by the Company under defined contribution plans and $1,992 in life insurance benefits.

Stock Option Grants and Exercises

The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended October 2, 2004:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees In Fiscal Year (2)	Exercise Price ($/sh)	Expiration Date	5% ($)	10% ($)
John R. Ambroseo, PhD	150,000	16.7813	$26.41	3/25/10	$1,347,289	$3,056,539
Helene Simonet	70,000	7.8313	26.41	3/25/10	628,735	1,426,385
Vittorio Fossati-Bellani	—	—	—	—	—	—
Ronald A. Victor	25,000	2.7969	26.41	3/25/10	224,548	509,423
Luis Spinelli	40,000	4.4750	26.41	3/25/10	359,277	815,077

(1)	The Company’s 1995 Stock Plan and 2001 Stock Plan (collectively, the “Option Plans”) provide for the grant of options, stock purchase rights, stock appreciation rights, performance shares, performance units and deferred stock units to officers, employees and consultants of the Company. Options granted under the Option Plans may be either “nonstatutory options” or “incentive stock options.” The exercise price is determined by the Board of Directors or its Compensation Committee and, in the case of incentive stock options, may not be less than 100% of the fair market value of the common stock on the date of grant (110% in the case of grants to 10% shareholders). The options expire not more than six years from the date of grant and may be exercised only while the optionee is employed by the Company or within such period of time after termination of employment as is determined by the Board or its Committee at the time of grant. The Board of Directors may determine when options granted may be exercisable.

(2)	The Company granted options to purchase an aggregate of 508,850 shares to all employees other than executive officers and granted options to purchase an aggregate of 385,000 shares to all executive officers as a group (7 persons), during fiscal 2004.

(3)	This column sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent the Company’s estimate or projection of future common stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock and overall market conditions.

The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended October 2, 2004 and the value of unexercised options at such date:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at October 2, 2004 (#)(2)		Value of Unexercised In-the-Money Options at October 2, 2004 ($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Ambroseo, PhD	—	—	287,500	500,000	$222,750	$934,500
Helene Simonet	—	—	95,000	185,000	—	467,250
Vittorio Fossati-Bellani	3,000	$44,241	116,000	90,000	—	249,200
Ronald A. Victor	—	—	43,000	75,000	170,981	155,750
Luis Spinelli	2,000	28,942	22,000	70,000	21,600	155,750

(1)	The value realized is calculated based on the closing sale price of the Company’s common stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2)	The Company’s 2001 Stock Plan provides for the grant of Stock Appreciation Rights, but no such rights were granted during the fiscal year ended October 2, 2004.

(3)	The market value of underlying securities is based on the difference between the closing sale price of the Company’s common stock on October 2, 2004 of $26.00 (as reported by Nasdaq National Market) and the exercise price per share.

Other Employee Benefit Plans

Employee Retirement and Investment Plan and Supplemental Retirement Plan

Effective January 1, 1979, the Company adopted the Coherent Employee Retirement and Investment Plan (as amended to date, the “Retirement and Investment Plan”). Coherent employees that work more than twenty hours per week become eligible for participation on their first day of employment. The Company will match employee contributions to the Retirement and Investment Plan, up to a maximum of 6% of the employee’s individual earnings, after completing one year of service. The Retirement and Investment Plan qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended, to permit employees to make contributions to the Retirement and Investment Plan from their pre-tax earnings.

Effective January 1, 1990, the Company adopted the Supplementary Retirement Plan for senior management personnel which permits the participants to contribute up to 24% of their before tax earnings to a trust. The Company will match such contributions up to 6% of the participants’ earnings less any amounts contributed by the Company to the participant under the Employee Retirement and Investment Plan.

Productivity Incentive Plan

Employees of the Company and its designated subsidiaries who are customarily employed for at least twenty hours per week are eligible to participate in the Company’s Productivity Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the quarterly distribution of cash to each eligible employee. The amounts of the distribution are based on consolidated sales, pre-tax profit and the employee’s salary.

Variable Compensation Plan

The Company’s Variable Compensation Plan (the “Variable Compensation Plan”) was designed to promote the growth and profitability of the Company by providing incentive compensation in keeping with targeted marketplace incentive rates to key employees who are critical to the attainment of the Company’s business objectives. The Variable Compensation Plan provides for the payment of quarterly cash bonuses to participants based upon performance against pre-established goals for pre-tax profits, revenue and the management of the Company’s assets. Minimal performance thresholds are established at the beginning of each fiscal year for the Company in general and for each business segment.

Employee Stock Purchase Plan

The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors and approved by the stockholders in 1980. A total of 6,325,000 shares of common stock have been reserved under the Purchase Plan, and as of the end of fiscal year 2004, 714,274 shares of common stock remained available for issuance thereunder. Eligible employees may authorize payroll deductions up to 10% of their regular base salary to purchase shares at the lower of 85% of the fair market value of the common stock on the date of commencement of the offering or on the last day of the six-month offering period.

Change of Control Severance Plan

On February 17, 2005, the Board of Directors amended and restated the Change of Control Severance Plan (the “Change of Control Severance Plan”). Eligibility in the Change of Control Severance Plan is limited to the Chief Executive Officer (the “CEO”), Vice-Presidents who are officers of the Company (the “Officer Vice-Presidents”) and certain Vice-Presidents who are not considered officers of the Company (the “Non-Officer Vice-Presidents” and, together with the CEO and the Officer Vice-Presidents, the “Participants”). The Change of Control Severance Plan provides certain cash severance, vesting acceleration and health insurance benefits to Participants in the event that any such Participant’s employment is terminated, either voluntarily or involuntarily, other than for cause or good reason within two years of a change of control of the Company. For additional information, refer to Exhibit 10.14 on Form 10-K/A, Amendment No. 3, filed with the Securities and Exchange Commission on February 23, 2005.

CERTAIN TRANSACTIONS

The following table sets forth information with respect to all executive officers and directors of the Company who had indebtedness outstanding during the past fiscal year. This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options:

Name	New Loans During 2004	Interest Rates	Maturity Date(s)	Largest Amount Outstanding During 2004 (1)		Balance at October 2, 2004
John Ambroseo, PhD	— —	4.75% 8.00%	1/25/07 2/15/08	$496,330 50,000	(2)	$496,330 40,000
Scott Miller	—	6.40-6.71%	4/14/05-5/24/05	608,609		557,956

(1)	These loans were entered into prior to the effective date of Section 402 of the Sarbanes-Oxley Act of 2002.

(2)	This loan was granted to Dr. Ambroseo on February 15, 1998. Ten percent of the original principal balance of this loan is forgiven each year, so long as Mr. Ambroseo is employed with the Company.

All promissory notes are full recourse and, except for $40,000 of principal outstanding on the loans to Mr. Ambroseo, are secured by the shares of common stock of the Company issued upon exercise of the options. Interest on stock notes is compounded. Interest on Mr. Ambroseo’s note on which $40,000 of principal is outstanding is paid quarterly as a deduction from his Variable Compensation Plan.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph included herein shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Introduction

The Compensation Committee of the Board of Directors has overall responsibility for approving and evaluating our general compensation policies, as well as the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that our executive compensation programs will enable us to attract and retain key people and motivate them to achieve or exceed certain of our key objectives by making individual compensation directly dependent on our achievement of certain short and long-term business goals, such as profitability and asset management and by providing rewards for exceeding those goals.

Compensation Programs

Base Salary.  The Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to our success and comparisons to similar positions within the company and at other comparable companies.

Variable Compensation Plan.  Each executive officer participates in the Variable Compensation Plan which provides for the payment of a quarterly amount determined by a formula based on pre-tax profits, revenues and asset management over pre-set threshold levels.

Stock Options.  The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by us to our executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to us, to create an incentive to remain with us and to provide a long-term incentive to achieve or exceed our financial goals.

Other.  In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both our 401(k) retirement plan and employee stock purchase plan. See “Executive Compensation—Other Employee Benefit Plans.”

Compensation of Chief Executive Officer

The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include our operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for us.

The Compensation Committee considers stock options to be an important component of the Chief Executive Officer’s compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In fiscal 2004, Dr. Ambroseo was granted options to purchase 150,000 shares of our Common Stock at an exercise price of $26.41 per share. The Compensation Committee believes that the quantity of shares granted to Dr. Ambroseo is consistent with the equity compensation granted to chief executive officers of similar companies.

Compensation Limitations

Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and equity compensation provided certain requirements, such as stockholder approval, are satisfied. We plan to take actions, as necessary, to ensure that the Company’s equity compensation plans and executive annual cash bonus plans qualify for exclusion.

Respectively submitted by the
COMPENSATION COMMITTEE

John H. Hart, Chair
Garry Rogerson
Lawrence Tomlinson

Dated: February 17, 2005

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. As set forth in its charter, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for our financial statements and reports, as well as the independent auditors who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

The Audit Committee met eight (8) times either in person or by telephone during fiscal year 2004. In the course of these meetings, the Audit Committee met with management, the internal auditors and our independent auditors and reviewed the results of the internal and external audit examinations, evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee believes that a candid, substantive and focused dialogue with the internal auditors and the independent auditors is fundamental to the Audit Committee’s oversight responsibilities. To support this belief, the Audit Committee periodically meets separately with the internal auditors and the independent auditors, without management present. In the course of its discussions in these meetings, the Audit Committee asked a number of questions intended to bring to light any areas of potential concern related to our financial reporting and internal controls. These questions include:

•	Are there any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the auditors’ experience, and their knowledge of our business, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the auditors’ experience, and their knowledge of our business, have we implemented internal controls and internal audit procedures that are appropriate for our business?

The Audit Committee approved the engagement of Deloitte & Touche LLP as our independent auditors for fiscal year 2004 and reviewed with the internal auditors and independent auditors their respective overall audit scope and plans. In approving Deloitte & Touche LLP, the Audit Committee considered the qualifications of Deloitte & Touche LLP and discussed with Deloitte & Touche LLP their independence, including a review of the audit and non-audit services provided by them to us. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with the independent auditors their written report required by Independence Standards Board Standard No. 1.

Management has reviewed the audited financial statements for fiscal year 2004 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the Audit Committee comfort in connection with its review.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 2, 2004, for filing with the SEC.

Respectively submitted by
THE AUDIT COMMITTEE

Lawrence Tomlinson, Chair
Charles W. Cantoni,
Henry E. Gauthier

Dated: February 17, 2005

COMPANY STOCK PRICE PERFORMANCE

The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from September 30, 2000 through October 2, 2004 comparing the return on our Common Stock with the Standard & Poors 500 Stock Index and the Standard & Poors Small Cap 600 Stock Index. No dividends have been declared or paid on our Common Stock during such period. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG COHERENT, INC.,
THE S&P 500 INDEX AND THE S&P SMALL CAP 600 INDEX

Fiscal Year End	Coherent, Inc.	S&P 500 Index	S&P Small Cap 600 Index
10/02/99	100.00	100.00	100.00
9/30/00	318.13	113.28	125.37
9/29/01	132.87	83.12	112.06
9/28/02	88.51	67.08	110.03
9/27/03	113.87	82.30	138.56
10/02/04	121.96	95.06	177.46

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors” and “Company Stock Price Performance” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

John R. Ambroseo
President and Chief Executive Officer

Dated: March 7, 2005

COHERENT, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Coherent, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	COHER1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COHERENT INC.

Vote On Directors

1.

To elect nine directors to serve for the ensuing year and until their successors are duly elected;

Nominees: (01) Bernard J. Couillaud; (02) Henry E. Gauthier; (03) John R. Ambroseo; (04) Charles W. Cantoni; (05) John H. Hart; (06) Lawrence Tomlinson; (07) Robert J. Quillinan; 08) Garry Rogerson; and (09) Sandeep Vij (Proposal One);

			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposals						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 1, 2005 (Proposal Two); and					☐	☐	☐

3.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on February 11, 2005 are entitled to notice of and to vote at the meeting.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COHERENT, INC.

ANNUAL MEETING OF STOCKHOLDERS
April 7, 2005

The undersigned stockholder of COHERENT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 7, 2005, and hereby appoints John R. Ambroseo and Helene Simonet, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHERENT, INC. to be held on April 7, 2005 at 5:30 p.m., local time, at our principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED TO ENSURE AS MANY OF THE NOMINEES FOR THE ELECTION OF DIRECTORS SET FORTH IN PROPOSAL ONE ARE ELECTED AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL TWO, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE